UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 30, 2012

GENESIS BIOPHARMA, INC
(EXACT NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)

NEVADA	000-53172	75-3254381
(STATE OR OTHER JURISDICTION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER
OF INCORPORATION)		IDENTIFICATION)

11500 Olympic Boulevard, Suite 400, Los Angeles CA 90064

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (866) 963-2220

N/A

(Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Effective March 30, 2012, Genesis Biopharma, Inc. (the “Company”) entered into an eighth amendment with all the holders of the Company’s previously issued 7% Tranche A Senior Unsecured Convertible Notes and Tranche B Senior Unsecured Convertible Notes (the “Notes”) whereby the maturity date of the Notes has been further extended from March 30, 2012 to April 17, 2012.

The Tranche A Warrants and Tranche B Warrants to Purchase Common Stock (the “Note Warrants”) originally issued in conjunction with the Notes were also amended effective March 30, 2012 by way of Amendment No. 5 to the Tranche A Warrants to Purchase Common Stock and Tranche B Warrants to Purchase Common Stock so that the cashless exercise provision that previously existed in the Note Warrants was further modified to permit the holder of the Note Warrants to exercise same by way of a cashless exercise at any time as opposed to only when a registration statement for the Note Warrant shares is not available or demanded by a Note Warrant Holder for the resale of such unavailable Note Warrant shares.

The foregoing descriptions of Amendment No.8 to the Tranche A Senior Unsecured Convertible Notes and the Tranche B Senior Unsecured Convertible Notes and Amendment No. 5 to the Tranche A Warrants to Purchase Common Stock and Tranche B Warrants to Purchase Common Stock does not purport to be complete and is qualified in its entirety by the form of Amendment No. 8 to the Tranche A Senior Unsecured Convertible Notes and the Tranche B Senior Unsecured Convertible Notes and Form Amendment No. 5 to the Tranche A Warrants to Purchase Common Stock and Tranche B Warrants to Purchase Common Stock attached hereto as Exhibits 10.1 and 10.2 and which are incorporated herein by reference.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d) EXHIBITS

Exhibit No.	Description

10.1	Form of Amendment No. 8 to Tranche A Senior Unsecured Convertible Notes and Tranche B Senior Unsecured Convertible Notes effective March 30, 2012.

10.2	Form of Amendment No. 5 to the Tranche A Warrants to Purchase Common Stock and Tranche B Warrants to Purchase Common Stock effective March 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2012	GENESIS BIOPHARMA, INC.

	By:	/s/ Anthony J. Cataldo
Anthony J. Cataldo, Chief Executive Officer and President